UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2008
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On September 12, 2008, following the receipt of all required regulatory and shareholder approvals, Progress Software Corporation (“Progress”) and IONA Technologies PLC (“IONA”) completed their previously announced recommended acquisition of the entire issued share capital of IONA, whereby SPK Acquisitions Limited (“SPK Acquisitions”), a wholly-owned subsidiary of Progress, acquired all of the issued share capital of IONA not already owned by Progress or its subsidiaries for cash (the “Scheme”) by means of a scheme of arrangement under Section 201 of the Irish Companies Act 1963 (the acquisition by SPK Acquisitions of IONA is referred to as the “Acquisition”). As a result of the Acquisition, IONA became an indirect wholly-owned subsidiary of Progress.
     The Acquisition was effected pursuant to an Implementation Agreement by and among IONA, SPK Acquisitions and Progress, and certain related documents, copies of which have previously been filed as exhibits to a Current Report on Form 8-K filed by Progress on June 26, 2008. The Acquisition was approved by the shareholders of IONA at a Court Meeting of shareholders of IONA and at an Extraordinary General Meeting of shareholders of IONA, each held on August 28, 2008. The Acquisition was subsequently sanctioned by the High Court of Ireland at a Court Hearing held on September 10, 2008.
     Upon completion of the Acquisition, holders of ordinary shares, €0.0025 par value, of IONA (“IONA Shares”) and holders of IONA’s American Depositary Receipts (“ADRs”) that are not subsidiaries or nominees of Progress are entitled to receive US$4.05 in cash, without interest and less any applicable withholding taxes or ADR cancellation fees for each IONA Share cancelled. Further, each outstanding stock option to purchase IONA Shares was cancelled in consideration for a cash payment per option to the option holder of the excess, if any, of US$4.05 less the exercise price applicable to each option to purchase the IONA Shares, without interest and less any applicable withholding taxes.
     The Acquisition values the entire issued and to be issued share capital of IONA at approximately $161.7 million. As SPK Acquisitions will only pay the consideration for IONA Shares that are not owned by subsidiaries or nominees of Progress, the maximum cash payment that will be made by SPK Acquisitions in the Acquisition will be approximately $160.2 million.
     A copy of the press release issued by Progress on September 12, 2008 announcing completion of the Acquisition is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)-(b) The financial information required by this item, if any, with respect to the Acquisition, will be filed as soon as practicable, and in any event not later than 71 days after September 18, 2008.
(d) Exhibits
See Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2008	Progress Software Corporation
	By:	/s/ Norman R. Robertson
Senior Vice President, Finance and
Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Implementation Agreement, dated as of June 25, 2008, by and among IONA Technologies PLC, SPK Acquisitions Limited and, with respect to Section 7.4 and Section 7.7 only, Progress Software Corporation (incorporated herein by reference to Progress Software Corporation’s Current Report on Form 8-K filed on June 26, 2008).

2.2	Deed of Limited Guaranty and Indemnity, dated as of June 25, 2008, by and between IONA Technologies PLC and Progress Software Corporation (incorporated herein by reference to Progress Software Corporation’s Current Report on Form 8-K filed on June 26, 2008).

2.3	Expenses Reimbursement and Non-Solicitation Agreement, dated as of June 25, 2008, by and between IONA Technologies PLC and SPK Acquisitions Limited (incorporated herein by reference to Progress Software Corporation’s Current Report on Form 8-K filed on June 26, 2008).

2.4	Form of Voting Undertaking Executed by Members of IONA’s Board of Directors (incorporated herein by reference to Progress Software Corporation’s Current Report on Form 8-K filed on June 26, 2008).

2.5	Voting Undertaking, dated June 25, 2008, by Progress SC, a wholly-owned subsidiary of Progress Software Corporation (incorporated herein by reference to Progress Software Corporation’s Current Report on Form 8-K filed on June 26, 2008).

99.1	Press Release issued by Progress Software Corporation on September 12, 2008, filed herewith.